SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported

June 28, 2006

Environmental Tectonics Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)

Registrant’s telephone number, including area code (215) 355-9100

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2006, Environmental Tectonics Corporation (the Company) entered into an Amendment (the “Amendment”) to its Credit Agreement with PNC Bank, National Association (“PNC Bank”), dated as of February 18, 2003 (the “Agreement”). Pursuant to the PNC Credit Agreement Amendment, PNC Bank (i) extended the Agreement termination date to the earlier of June 30, 2007 or such date to which the Company and PNC have agreed in writing, (ii) terminated the Security Agreement and Mortgage, thereby releasing the Company’s assets as collateral for the facility, (iii) adjusted the Tangible Net Worth covenant (as defined in the Agreement) to a minimum of $9,000,000, and (iiii) made other changes to the Agreement. A copy of the Amendment is attached as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed herewith:

10.2	Amendment to Credit Agreement, dated as of June 28, 2006, between ETC and PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: June 29, 2006	By	/s/ Duane D. Deaner

Duane D. Deaner Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed herewith:

10.2	Amendment to Credit Agreement, dated as of June 28, 2006, between ETC and PNC Bank, National Association.